UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2010

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (914) 921-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 30, 2010, Cascade Investment, L.L.C. (“Cascade”) and GAMCO Investors, Inc. (“GAMCO”) decided not to amend the $60,000,000 convertible promissory note maturing October 2, 2018 and as amended as of March 24, 2009 and September 2, 2010 (as so amended, the “2018 Note”) issued by GAMCO to Cascade.  On September 30, 2010, Cascade notified GAMCO that it was electing to exercise the put option of the 2018 Note with respect to the entire $60,000,000 of the principal amount of the 2018 Note.   As a result of this exercise, on November 3, 2010, GAMCO is obligated to pay Cascade the principal amount of the 2018 Note minus certain adjustments as defined in the 2018 Note plus accrued but unpaid interest.

    In addition, on September 30, 2010, GAMCO redeemed the remaining principal amount of $20,000,000 of the convertible promissory notes maturing on August 14, 2011 (“2011 Notes”) issued by GAMCO to Cascade for cash in the amount of $20,336,402.45 in accordance with the terms of the 2011 Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Jeffrey M. Farber
Jeffrey M. Farber
Executive Vice President and
Chief Financial Officer

Date:	October 1, 2010